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                                                                    EXHIBIT 10.3

                               VOTING AGREEMENT

     This VOTING AGREEMENT, dated June 11, 1998, between Cerberus Partners, L.P., a Delaware limited partnership ("Cerberus"), and Davel Communications Group, Inc., an Illinois corporation (the "Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement, PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), the Company, Davel Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("New Davel"), D Subsidiary, Inc., an Illinois corporation and a wholly owned subsidiary of New Davel ("D Sub"), and PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of New Davel ("P Sub"), have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated the date hereof, pursuant to which (i) D Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of New Davel (the "Davel Merger") and (ii) P Sub will be merged with and into PhoneTel with PhoneTel surviving as a wholly owned subsidiary of New Davel (the "PhoneTel Merger").

     WHEREAS, the consummation of the PhoneTel Merger, and the other transactions contemplated by the Merger Agreement (the "Transaction"), is subject to certain conditions, including the approval of the Merger Agreement and the PhoneTel Merger by the holders of at least a majority of the outstanding shares of common stock, par value $.01 per share, of PhoneTel ("PhoneTel Common Stock").

     WHEREAS, Cerberus is the holder of warrants (the "Warrants") to purchase shares of Series A Special Convertible Preferred Stock, par value $.20 per share (the Preferred Stock), of PhoneTel at an exercise price of $.20 per share of Preferred Stock.

     WHEREAS, the Preferred Stock is convertible into an aggregate of 1,798,240 shares of PhoneTel Common Stock (such shares, upon acquisition thereof by Cerberus, being herein referred to as the "Warrant Shares").

     WHEREAS, under the terms of the Warrant Purchase Agreement dated March 15, 1996 (the "Warrant Agreement") between PhoneTel and Cerberus pursuant to which the Warrants were issued, the Warrants are immediately exercisable for the Preferred Stock; and, under the terms of the Preferred Stock, as set forth in the Articles of Incorporation of PhoneTel, upon issuance, the Preferred Stock will be immediately convertible into the Shares.

     WHEREAS, Cerberus is the record and beneficial owner of 124,300 shares of PhoneTel Common Stock (such shares being herein referred to as the "Currently Held Shares" and, together with the Warrant Shares and any other shares of capital stock of PhoneTel acquired by Cerberus after the date hereof and during the term of this Agreement being collectively herein referred to as the "Shares"), which shares collectively represent approximately 8.0% of the Shares of PhoneTel Common Stock outstanding as of June 1, 1998.
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     WHEREAS, as a condition to the willingness of the Company to enter into the
Merger Agreement, and as an inducement to it to do so, Cerberus has agreed for the benefit of the Company as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                             COVENANTS OF CERBERUS

     Section 1.1    Agreement to Exercise Warrants.  Cerberus covenants and
                    -------------------------------
agrees with the Company that, prior to the record date for the PhoneTel Shareholders Meeting (as hereinafter defined), Cerberus will exercise the Warrants for all of the shares of Preferred Stock issuable upon exercise of the Warrants and will pay the exercise price payable in respect thereof.

     Section 1.2    Agreement to Convert Preferred Stock.  Cerberus covenants
                    -------------------------------------
and agrees with the Company that, prior to the record date for the PhoneTel Stockholders Meeting, Cerberus will convert the Preferred Stock into all of the shares of PhoneTel Common Stock issuable upon conversion of the Preferred Stock and will continue to hold the Shares through such record date so that Cerberus is a holder of record of PhoneTel Common Stock entitled to vote the Shares at the PhoneTel Stockholders meeting.

     Section 1.3    Agreement to Vote.  At any meeting of the shareholders of
                    -----------------
the Company held prior to the Termination Date (as hereinafter defined), however called ("PhoneTel Shareholders Meeting"), and at every reconvened meeting following any adjournment or postponement thereof prior to the Termination Date, or in connection with any written consent of the shareholders of the Company executed prior to the Termination Date, Cerberus shall vote the Shares in favor of the approval of the Merger Agreement, the PhoneTel Merger and each of the actions contemplated by the Merger Agreement to be performed by PhoneTel in connection with the Transaction and any actions required in furtherance thereof. Prior to the Termination Date and subject to Section 2.5, Cerberus shall not enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shares in any manner inconsistent with the preceding sentence.

     Section 1.4    Proxies.  (a) Cerberus hereby revokes any and all previous
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proxies granted with respect to matters set forth in Section 1.3 for the Shares.

     (b) Prior to the Termination Date, Cerberus shall not grant any proxies or powers of attorney with respect to matters set forth in Section 1.3, deposit any of the Shares into a voting trust or enter into a voting agreement, other than this Agreement, with respect to any of the Shares, in each case with respect to such matters.

     Section 1.5    Transfer of Shares by Cerberus.  Prior to the Termination
                    ------------------------------
Date, Cerberus shall not (a) pledge or place any encumbrance on any Shares, other than pursuant to this Agreement, or (b) transfer, sell, exchange or otherwise dispose of any Shares, in each case unless the pledgee,

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encumbrance holder, transferee, purchaser or acquiror of such Shares enters into a Voting Agreement with the Company containing substantially the same terms as this Agreement.

     Section 1.6  Action in Shareholder Capacity Only.  Cerberus makes no
                  -----------------------------------
agreement or understanding herein in any capacity other than its capacity as a record holder of the Warrants and Currently Held Shares and a beneficial owner of the Warrants, the Preferred Stock and the Shares, and nothing herein shall limit or affect any actions taken in any other capacity.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                       ADDITIONAL COVENANTS OF Cerberus

     Cerberus represents, warrants and covenants to the Company that:

     Section 2.1  Ownership.  As of the date hereof, Cerberus has the right,
                  ---------
under the terms of the Warrants and the Preferred Stock, to acquire, in the aggregate, the 1,798,240 Warrant Shares. Cerberus is the beneficial and record owner of the Currently Held Shares and, upon exercise of the Warrants and subsequent conversion of the Preferred Stock, Cerberus will be the beneficial and record owner of the Warrant Shares and, subject to Section 1.3, Cerberus will have the sole right to vote the Warrant Shares and the Currently Held Shares and there will be no restrictions on rights of disposition or other liens pertaining to the Warrant Shares or the Currently Held Shares. Cerberus has not agreed to subject any Shares to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares.

     Section 2.2  Authority and Non-Contravention.  Cerberus has the right,
                  -------------------------------
power and authority to enter into this Agreement and, subject to the issuance to Cerberus of the Warrant Shares, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Cerberus and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Cerberus. This Agreement has been duly executed and delivered by Cerberus and constitutes a valid and binding obligation of Cerberus, enforceable against Cerberus in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement by Cerberus nor the consummation by Cerberus of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Cerberus or, upon issuance thereof to Cerberus, the Shares or (ii) violate or conflict with the certificate of incorporation or bylaws of Cerberus or constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Cerberus is a party or by which Cerberus or its assets are bound.

     Section 2.3  Total Shares.  As of the date hereof, other than the Currently
                  ------------
Held Shares, Cerberus does not own, beneficially (other than through ownership of the Warrants) or of record, any shares of capital stock of the Company.
Other than the Warrants, Cerberus does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

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     Section 2.4  Notifications.  Prior to the Termination Date, Cerberus will
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notify the Company promptly of the number of any shares of capital stock of
PhoneTel acquired by Cerberus after the date hereof.

     Section 2.5  Pooling.  Cerberus agrees not to take any action that would
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cause the Transaction not to qualify for pooling-of-interests treatment for accounting purposes.


                                  ARTICLE III

                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                                  THE COMPANY

     The Company represents, warrants and covenants to Cerberus that:

     Section 3.1  Authority and Non-Contravention.  The Company has the right,
                  -------------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company or (ii) violate or conflict with the certificate of incorporation or by laws of the Company or constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Company is a party or by which the Company or its assets are bound.

                                  ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1  Expenses.  All costs and expenses incurred in connection with
                  --------
this Agreement shall be paid by the party incurring such costs or expenses; provided, however, that the Company shall pay reasonable fees and expenses of counsel to Cerberus incurred in connection with the negotiation and execution of this Agreement.

     Section 4.2  Further Assurances.  From time to time, at the request of the
                  ------------------
Company, in the case of Cerberus, or at the request of Cerberus, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

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     Section 4.3  Specific Performance.  Cerberus agrees that the Company would
                  --------------------
be irreparably damaged if for any reason Cerberus fails to perform any of Cerberus' obligations under this Agreement, and that the Company would not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Cerberus. This provision is without prejudice to any other rights that the Company may have against Cerberus for any failure to perform its obligations under this Agreement.

     Section 4.4  Amendments, Termination.  This Agreement may not be modified
                  -----------------------
or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements set forth in Article I, Article II and Article III shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of
(i) December 7, 1998, (ii) termination of the Merger Agreement in accordance with its terms, (iii) the Closing Date and (iv) the date, if any, upon which PhoneTel's Board of Directors withdraws, modifies or changes its recommendation or approval of the Merger Agreement or the PhoneTel Merger in a manner adverse to the Company (the "Termination Date").

     Section 4.5  Assignment.  Subject to Section 1.5 hereof, neither this
                  ----------
Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 4.6  Certain Events.  Cerberus agrees that this Agreement and the
                  --------------
obligations hereunder shall attach to the Warrants, Preferred Stock, Currently Held Shares and Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     Section 4.7  Entire Agreement.  This Agreement (including the documents
                  ----------------
referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 4.8  Notices.  All notices and other communications hereunder shall
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be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address or telecopy or telex number for a party as shall be specified by like notice):

          If to the Company, to:

          Davel Communications Group, Inc.
          1429 Massaro Boulevard
          Tampa, Florida  33619
          Attention:  Theodore C. Rammelkamp, Jr., Esq.
          Facsimile:  (813) 626-9610

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          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois  60601
          Attention:  R. Scott Falk, Esq.
          Facsimile:  (312) 861-2200

          If to Cerberus, to:

          Cerberus Partners L.P.
          450 Park Avenue
          28th Floor
          New York, NY 10022
          Attention:  Mr. Seth Plattus
          Facsimile:  (212) 750-5212

          with a copy to:

          Lowenstein, Sandler P.C.
          65 Livingston Avenue
          Roseland, NJ  07068
          Attention:  Robert G. Minion, Esq.
          Facsimile:  (973) 597-2425


     Section 4.9    Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 4.10   Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original or facsimile form.

     Section 4.11   Interpretation.  The headings contained in this Agreement
                    --------------
are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 4.12   Severability.  Any provision hereof which is invalid or
                    ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 4.13   Consent to Jurisdiction.  Each party hereto irrevocably
                    -----------------------
submits to the nonexclusive jurisdiction of (a) the state courts of the State of New York and (b) the United States

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federal district courts located in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

     Section 4.14   Attorney's Fees.  If any action at law or in equity is
                    ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

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     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                   CERBERUS PARTNERS, L.P.


                                   By:  /s/ Seth Plattus
                                        ---------------------------------
                                   Name:  Seth Plattus
                                   Title: Managing Director


                                   DAVEL COMMUNICATIONS GROUP, INC.


                                   By:  /s/ Theodore C. Rammelkamp, Jr.
                                        ---------------------------------
                                   Name:  Theodore C. Rammelkamp, Jr.
                                   Title: Senior Vice President

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